CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Zacks Trust and to the use of our report dated January 26, 2024 on the financial statements and financial highlights of Zacks All-Cap Core Fund, Zacks Small-Cap Core Fund, and Zacks Dividend Fund, each a series of shares of Zacks Trust. Such financial statements and financial highlights appear in the 2024 Annual Financial Statements in Form N-CSR which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 28, 2025

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